BofI Federal Bank Announces Expansion of H&R Block®-Branded Financial Products
BofI will be exclusive provider of Refund Advance to H&R Block’s Customers during 2018 Tax Season

San Diego, CA – (Business Wire) – July 27, 2017 – BofI Federal Bank (“BofI”), the nationwide banking subsidiary of BofI Holding, Inc. (NASDAQ: BOFI), has entered into an agreement with H&R Block to be the exclusive provider of interest-free Refund Advance loans to their customers during the 2018 tax season.

BofI will originate and fund all of H&R Block’s interest-free Refund Advance loans to tax preparation clients for the 2018 tax season. BofI will perform the credit underwriting, loan origination, funding, and loan servicing associated with the interest-free Refund Advance loan in the upcoming tax season and receive fees from H&R Block for providing those services. This agreement is an expansion of the services BofI provided to H&R Block in the 2017 tax season.

“This agreement builds on the successful partnership we have with H&R Block,” stated Greg Garrabrants, President and Chief Executive Officer of BofI Federal Bank. “Assuming we originate the same total volume of Refund Advance loans in the 2018 tax season as was originated in the 2017 tax season, approximately $700 million, with credit losses at estimated levels, we will earn approximately $8 million of pre-tax profit from Refund Advance in fiscal 2018, roughly $3 million more in pre-tax income from Refund Advance than we did a year ago. There is no minimum guaranty fee from H&R Block, so the amount we earn will be contingent upon origination volume and actual credit losses. Similar to last year, H&R Block is providing a limited credit guaranty tied to origination volume. The guaranty would apply only after actual credit losses exceed estimated credit losses by the amount of our projected fee income from this product. In addition to fees we will receive from H&R Block for originating and funding the Refund Advance product, we may benefit from incremental revenue derived from an increase in the number of H&R Block customers purchasing the Bank’s refund transfer and Emerald Card products. We look forward to leveraging the insights from last tax season and driving higher uptake and more new customers to H&R Block in the 2018 tax season.”

About BofI Holding, Inc. and BofI Federal Bank

BofI Holding, Inc. is the holding company for BofI Federal Bank, a nationwide bank that provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. With over $8 billion in assets, BofI Federal Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. BofI Holding, Inc.’s common stock is listed on the NASDAQ Global Select Market under the symbol “BOFI” and is a component of the Russell 2000® Index, the S&P SmallCap 600® Index, and the KBW Nasdaq Financial Technology Index. For more information on BofI Federal Bank, please visit bofifederalbank.com.

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to BofI’s financial prospects and other projections of its performance and asset quality, BofI’s ability to grow and increase its business, diversify its lending, the outcome and effects of pending class action litigation filed against the Company, and the anticipated timing and financial performance of new initiatives. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation changes in interest rates, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate and other factors beyond our control. These and other risks and uncertainties detailed in BofI’s periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and BofI undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:
Johnny Lai, CFA
VP, Corporate Development and Investor Relations
Phone: 1-858-649-2218
Email: jlai@bofi.com